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                                                                    EXHIBIT 11.0

                      FIRST PATRIOT BANKSHARES CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS

                                                                        THREE                     SIX
                                                                        MONTHS                   MONTHS
                                                                        ENDED                    ENDED
                                                                     JUNE 30, 1996            JUNE 30, 1996
                                                                  -------------------------------------------
            Weighted average number of shares
              outstanding during the period                           2,019,650                 2,014,878

            Shares issuable upon assumed exercise
              of stock options                                           56,700                    62,670

            Shares issuable upon assumed exercise
              of warrants                                               141,467                   152,279
                                                                  -------------            ------------------

Line A      Weighted average number of common and
              common equivalent shares outstanding
              during the period                                       2,217,817                 2,229,827

            Additional shares issuable upon assumed
              exercise of stock options-assuming
              maximum dilution                                              195                        98

            Additional shares issuable upon assumed
              exercise of warrants-assuming
              maximum dilution                                              398                       199
                                                                  -------------            ------------------

Line B      Fully diluted weighted average number of
              shares outstanding during the period                    2,218,410                 2,230,124
                                                                  =============            ==================


Line C      Net income for the period                                  $449,607                  $840,687
                                                                  =============            ==================

            Earnings per share:

                 Earnings per common share and  common
                 equivalent share (Line C divided by Line A)              $0.20                     $0.38
                                                                  =============            ==================

                 Earnings per common share and common
                  equivalent share-assuming full
                  dilution (Line C divided by Line B)                     $0.20                     $0.38
                                                                  =============            ==================



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